News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES SECOND QUARTER EARNINGS
Net Sales +3%; Organic Sales +2%; Diluted Net EPS $0.93, -68%; Core EPS $1.19, +10%
CINCINNATI, January 23, 2018 - The Procter & Gamble Company (NYSE:PG) reported second quarter fiscal year 2018 net sales of $17.4 billion, an increase of three percent versus the prior year. Organic sales increased two percent. Diluted net earnings per share were $0.93, a decline of 68% versus the prior year due to the Beauty Brands divestiture gain in the base period and a current period net income tax charge related to the recently enacted U.S. Tax Cuts and Jobs Act (the “Tax Act”). Core earnings per share increased 10% to $1.19, including a $0.05 per share benefit from the Tax Act.

Operating cash flow was $3.7 billion for the quarter. Adjusted free cash flow productivity was 91%. The Company returned $3.6 billion of cash to shareholders via $1.8 billion of dividend payments and $1.8 billion of common stock repurchase.

“We accelerated organic sales growth and delivered strong productivity cost savings and cash flow," said David Taylor, Chairman, President and Chief Executive Officer. “We remain on track to achieve our fiscal year objectives.”

October - December Quarter Discussion
Net sales in the second quarter of fiscal year 2018 were $17.4 billion, an increase of three percent versus the prior year including a one percent positive impact from foreign exchange. Organic sales and volume both increased two percent. A one percent positive mix impact from the disproportionate growth of higher priced categories, Skin & Personal Care and Personal Health Care, was offset by a negative pricing impact of one percent.

October - December 2017 Net Sales Drivers (1)	Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales	Organic Volume	Organic Sales
Beauty	2%	1%	—%	7%	—%	10%	2%	9%
Grooming	1%	2%	(4)%	—%	—%	(1)%	1%	(3)%
Health Care	4%	3%	(1)%	1%	—%	7%	4%	4%
Fabric & Home Care	3%	1%	(1)%	—%	—%	3%	4%	3%
Baby, Feminine & Family Care	(1)%	1%	(1)%	—%	—%	(1)%	(1)%	(1)%
Total P&G	2%	1%	(1)%	1%	—%	3%	2%	2%

(1)	Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.

(2)	Other includes the sales mix impact from acquisitions/divestitures, the impact from India Goods and Services Tax implementation and rounding impacts necessary to reconcile volume to net sales.

•
Beauty segment organic sales increased nine percent. Skin & Personal Care organic sales grew double digits driven by Olay brand innovation and continued strong growth of the super-premium SK-II brand. Hair Care organic sales increased low single digits driven by growth of all major brands - Pantene, Head & Shoulders, Herbal Essences and Rejoice.

•
Grooming segment organic sales decreased three percent. Shave Care organic sales decreased mid-single digits primarily due to pricing reductions in the U.S. which were partially offset by volume increases due to reduced pricing and innovation. Appliances organic sales increased double digits driven by innovation on the Braun brand.

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Health Care segment increased organic sales four percent. Oral Care organic sales increased low single digits driven by premium Oral-B power toothbrush innovation. Personal Health Care organic sales increased high single digits with increased consumption in the U.S. driven by an early and intense Cough/Cold season and strong international shipments from the PGT joint venture.

•
Fabric and Home Care segment organic sales increased three percent. Fabric Care organic sales increased low single digits driven by unit dose detergent and scent bead innovations and marketing and merchandising investments. Organic sales in Home Care also increased low single digits driven by marketing and merchandising investments.

•
Baby, Feminine and Family Care segment organic sales decreased one percent. Baby Care organic sales declined mid-single digits due to competitive activity and trade inventory reductions. Feminine Care organic sales grew mid-single digits driven by innovation on the Always brand and positive mix from premium tier growth. Family Care organic sales grew low single digits driven by recent Charmin innovation and strong consumption of Puffs.

Diluted net earnings per share were $0.93, a decrease of 68% versus the prior year due to the gain from the Beauty Brands divestiture in the base period and a current period income tax charge from the transitional impact of the recently enacted U.S. tax legislation. Diluted net earnings per share from continuing operations were also $0.93, unchanged versus the base period. Core earnings per share, which excludes non-core restructuring charges and U.S. Tax Act transitional impacts, were $1.19, an increase of 10 percent versus the prior year, driven primarily by increased net sales and a lower core effective tax rate. Impacts from the Tax Act and foreign exchange each contributed approximately four percentage points to core earnings per share growth, and higher commodity costs reduced core earnings per share growth by approximately four percentage points.

Reported gross margin decreased 60 basis points, including approximately 20 basis points favorable impact from lower non-core restructuring charges versus the prior year. Core gross margin decreased 80 basis points, including 10 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin decreased 70 basis points. Productivity savings of 150 basis points and 30 basis points of sales growth leverage and other helps were more than offset by 90 basis points of commodity cost increases, 70 basis points of unfavorable geographic and product mix, 50 basis points of unfavorable pricing impacts and 40 basis points of innovation reinvestments.

Selling, general and administrative expense (SG&A) as a percent of sales decreased 60 basis points on a reported basis versus the prior year, including 10 basis point unfavorable impact from higher non-core restructuring charges versus the previous year. Core SG&A as a percentage of sales decreased 80 basis points versus the previous year including a benefit of approximately 40 basis points from foreign exchange. On a currency-neutral basis, Core SG&A as a percentage of sales decreased 40 basis points, as 40 basis points of savings in overhead, agency fees and advertising production costs and 40 basis points of sales growth leverage were partially offset by reinvestments in research & development and information technology. Media spending was in-line with prior year levels.

Reported operating profit margin was unchanged versus the base period. Core operating profit margin decreased 10 basis points including approximately 20 basis points of favorable foreign exchange. On a currency-neutral basis, core operating profit margin decreased 30 basis points. Productivity cost savings contributed 190 basis points of margin benefit for the quarter.

U.S. Tax Reform
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduces the federal tax rate on U.S. earnings to 21% and moves from a global taxation regime to a modified territorial regime. As we have a June 30 fiscal year-end, the lower tax rate will be phased in, resulting in a U. S. statutory federal rate of approximately 28% for P&G’s fiscal year ending June 30, 2018. However, there are offsets to the lower tax rate, the most significant being the inherent disallowance under the Act of previously available U.S. tax credits and the loss of the domestic manufacturing deduction. For the quarter ended December 31, 2017 and fiscal 2018, these impacts are resulting in a net benefit of approximately $135 million. The benefit will increase in future years as the 21% rate is fully phased in.

As part of the Tax Act, U.S. companies are required to pay a tax on historical earnings generated offshore that have not been repatriated to the U.S. There are several items which partially offset this charge, the most significant of which is a revaluation of a large net deferred tax liability position at the lower federal base rate of 21 percent. These transitional impacts resulted in a provisional net charge of $628 million for the quarter ended December 31, 2017, comprised of an estimated repatriation tax charge of $3.8 billion (comprised of the U.S. repatriation taxes and foreign withholding taxes) and a net deferred tax benefit of approximately $3.2 billion.

Fiscal Year 2018 Guidance
P&G said it is maintaining its guidance for organic sales growth in the range of two to three percent for fiscal 2018. The Company estimates all-in sales growth of about three percent for fiscal 2018, which includes a neutral to half-a-percentage-point benefit to sales growth from the combined impacts of acquisitions and divestitures and foreign exchange.

P&G said it is raising its core earnings per share growth outlook from five to seven percent to five to eight percent versus fiscal 2017 Core EPS of $3.92. It is raising the upper-end of the guidance range to reflect the potential benefit from the Tax Act. GAAP earnings per share are expected to decrease 30% to 32% versus fiscal year 2017 GAAP EPS of $5.59, which included the significant benefit from the Beauty Brands transaction that was completed in October 2016. The fiscal 2018 GAAP EPS estimate includes approximately $0.10 per share of non-core restructuring costs and $0.24 per share of non-core charges related to the Tax Act.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and health care; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, data protection, tax, environmental and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations, including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.
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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended December 31			Six Months Ended December 31
	2017	2016	% Chg	2017	2016	% Chg
NET SALES	$17,395	$16,856	3%	$34,048	$33,374	2%
Cost of products sold	8,667	8,298	4%	16,896	16,400	3%
GROSS PROFIT	8,728	8,558	2%	17,152	16,974	1%
Selling, general and administrative expense	4,725	4,683	1%	9,414	9,328	1%
OPERATING INCOME	4,003	3,875	3%	7,738	7,646	1%
Interest expense	122	122	—%	237	253	(6)%
Interest income	66	42	57%	115	77	49%
Other non-operating income/(expense), net	86	(539)	(116)%	168	(476)	(135)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,033	3,256	24%	7,784	6,994	11%
Income taxes on continuing operations	1,472	695	112%	2,353	1,558	51%
NET EARNINGS FROM CONTINUING OPERATIONS	2,561	2,561	—%	5,431	5,436	—%
NET EARNINGS FROM DISCONTINUED OPERATIONS	—	5,335	N/A	—	5,217	N/A
NET EARNINGS	2,561	7,896	(68)%	5,431	10,653	(49)%
Less: Net earnings attributable to noncontrolling interests	66	21	214%	83	64	30%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,495	$7,875	(68)%	$5,348	$10,589	(49)%

EFFECTIVE TAX RATE	36.5%	21.3%		30.2%	22.3%

BASIC NET EARNINGS PER COMMON SHARE (1)
Earnings from continuing operations	$0.96	$0.96	—%	$2.05	$1.99	3%
Earnings from discontinued operations	$—	$2.05	N/A	$—	$1.98	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.96	$3.01	(68)%	$2.05	$3.97	(48)%
DILUTED NET EARNINGS PER COMMON SHARE (1)
Earnings from continuing operations	$0.93	$0.93	—%	$2.00	$1.93	4%
Earnings from discontinued operations	$—	$1.95	N/A	$—	$1.88	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.93	$2.88	(68)%	$2.00	$3.81	(48)%
DIVIDENDS PER COMMON SHARE	$0.6896	$0.6695		$1.3790	$1.3390
Diluted Weighted Average Common Shares Outstanding	2,669.6	2,737.6		2,680.1	2,780.2

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
Gross Margin	50.2%	50.8%	(60)	50.4%	50.9%	(50)
Selling, general and administrative expense	27.2%	27.8%	(60)	27.6%	27.9%	(30)
Operating Margin	23.0%	23.0%	—	22.7%	22.9%	(20)
Earnings from continuing operations before income taxes	23.2%	19.3%	390	22.9%	21.0%	190
Net earnings from continuing operations	14.7%	15.2%	(50)	16.0%	16.3%	(30)
Net earnings attributable to Procter & Gamble	14.3%	46.7%	(3,240)	15.7%	31.7%	(1,600)

(1)	Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended December 31, 2017
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$3,233	10%	$853	19%	$655	21%
Grooming	1,776	(1)%	531	(14)%	423	(10)%
Health Care	2,212	7%	668	10%	455	8%
Fabric & Home Care	5,434	3%	1,101	(2)%	714	(2)%
Baby, Feminine & Family Care	4,613	(1)%	933	(10)%	597	(12)%
Corporate	127	(8)%	(53)	N/A	(283)	N/A
Total Company	$17,395	3%	$4,033	24%	$2,561	—%

	Three Months Ended December 31, 2017
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	2%	2%	1%	—%	7%	—%	10%
Grooming	1%	1%	2%	(4)%	—%	—%	(1)%
Health Care	4%	4%	3%	(1)%	1%	—%	7%
Fabric & Home Care	3%	4%	1%	(1)%	—%	—%	3%
Baby, Feminine & Family Care	(1)%	(1)%	1%	(1)%	—%	—%	(1)%
Total Company	2%	2%	1%	(1)%	1%	—%	3%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Six Months Ended December 31, 2017
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$6,371	7%	$1,689	13%	$1,287	14%
Grooming	3,353	(3)%	945	(17)%	752	(15)%
Health Care	4,114	5%	1,123	2%	760	2%
Fabric & Home Care	10,817	2%	2,280	1%	1,483	2%
Baby, Feminine & Family Care	9,158	(1)%	1,897	(9)%	1,227	(11)%
Corporate	235	(4)%	(150)	N/A	(78)	N/A
Total Company	$34,048	2%	$7,784	11%	$5,431	—%

	Six Months Ended December 31, 2017
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	1%	1%	—%	1%	5%	—%	7%
Grooming	—%	—%	2%	(4)%	(1)%	—%	(3)%
Health Care	2%	2%	2%	—%	1%	—%	5%
Fabric & Home Care	3%	3%	—%	—%	(1)%	—%	2%
Baby, Feminine & Family Care	(1)%	—%	1%	(1)%	—%	—%	(1)%
Total Company	1%	2%	1%	(1)%	1%	—%	2%

(1)	Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.

(2)	Other includes the sales mix impact from acquisitions/divestitures, the impact from India Goods and Services Tax implementation and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Six Months Ended December 31
Amounts in millions	2017	2016
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,569	$7,102
OPERATING ACTIVITIES
Net earnings	5,431	10,653
Depreciation and amortization	1,368	1,435
Loss on early extinguishment of debt	—	543
Share-based compensation expense	157	104
Deferred income taxes	(2,008)	(448)
Gain on sale of assets	(158)	(5,343)
Changes in:
Accounts receivable	(547)	(595)
Inventories	(457)	(247)
Accounts payable, accrued and other liabilities	857	(296)
Other operating assets and liabilities	2,524	152
Other	148	67
TOTAL OPERATING ACTIVITIES	7,315	6,025
INVESTING ACTIVITIES
Capital expenditures	(1,900)	(1,429)
Proceeds from asset sales	201	280
Acquisitions, net of cash acquired	(101)	(16)
Purchases of short-term investments	(3,598)	(1,739)
Proceeds from sales and maturities of short-term investments	1,643	354
Pre-divestiture addition of restricted cash related to the Beauty Brands divestiture	—	(874)
Cash transferred at closing related to the Beauty Brands divestiture	—	(475)
Release of restricted cash upon closing of the Beauty Brands divestiture	—	1,870
Change in other investments	50	8
TOTAL INVESTING ACTIVITIES	(3,705)	(2,021)
FINANCING ACTIVITIES
Dividends to shareholders	(3,636)	(3,637)
Change in short-term debt	1,524	2,715
Additions to long-term debt	5,072	2,641
Reductions of long-term debt	(1,281)	(5,029)	(1)
Treasury stock purchases	(4,253)	(2,503)
Impact of stock options and other	698	1,074
TOTAL FINANCING ACTIVITIES	(1,876)	(4,739)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	129	(316)
CHANGE IN CASH AND CASH EQUIVALENTS	1,863	(1,051)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,432	$6,051

(1)	Includes $543 of costs related to early extinguishment of debt.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	December 31, 2017	June 30, 2017
Cash and cash equivalents	$7,432	$5,569
Available-for-sale investment securities	11,326	9,568
Accounts receivable	5,182	4,594
Inventories	5,131	4,624
Prepaid expenses and other current assets	2,143	2,139
TOTAL CURRENT ASSETS	31,214	26,494
Property, plant and equipment, net	20,420	19,893
Goodwill	45,624	44,699
Trademarks and other intangible assets, net	24,224	24,187
Other noncurrent assets	5,162	5,133
TOTAL ASSETS	$126,644	$120,406

Accounts payable	$9,740	$9,632
Accrued and other liabilities	7,820	7,024
Debt due within one year	15,547	13,554
TOTAL CURRENT LIABILITIES	33,107	30,210
Long-term debt	22,186	18,038
Deferred income taxes	6,145	8,126
Other noncurrent liabilities	10,485	8,254
TOTAL LIABILITIES	71,923	64,628
TOTAL SHAREHOLDERS' EQUITY	54,721	55,778
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$126,644	$120,406

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's January 23, 2018 earnings release and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e., trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
Incremental Restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. In 2012, Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2016, the Company communicated additional multi-year productivity and cost savings targets. This results in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.
Transitional Impact of U.S. Tax Reform: As discussed in Note 2 to the Consolidated Financial Statements, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017.  This resulted in a net charge of $628 million for the quarter ended December 31, 2017, comprised of an estimated repatriation tax charge of $3.8 billion and a net deferred tax benefit of $3.2 billion.  The adjustment to core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt.  This charge represents the difference between the reacquisition price and the par value of the debt extinguished.  Management does not view this charge as indicative of the Company’s operating performance or underlying business results.
We do not view these items to be part of our sustainable results and their exclusion from Core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017) and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.
Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time.
Free cash flow: Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the transitional impact of U.S. Tax Reform, which is non-recurring and not considered indicative of underlying earnings or cash flow performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended December 31, 2017
	AS REPORTED (GAAP)	INCREMENTAL RESTRUCTURING	TRANSITIONAL IMPACTS OF U.S. TAX REFORM	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,667	(86)	—	1	8,582
GROSS PROFIT	8,728	86	—	(1)	8,813
GROSS MARGIN	50.2%	0.5%	—%	—%	50.7%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,725	14	—	(1)	4,738
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.2%	0.1%	—%	(0.1)%	27.2%
OPERATING INCOME	4,003	72	—	—	4,075
OPERATING PROFIT MARGIN	23.0%	0.4%	—%	—%	23.4%
INCOME TAX ON CONTINUING OPERATIONS	1,472	21	(628)	—	865
NET EARNINGS ATTRIBUTABLE TO P&G	2,495	51	628	—	3,174
EFFECTIVE TAX RATE	36.5%	(0.1)%	(15.3)%	—%	21.1%
					Core EPS
DILUTED NET EARNINGS PER COMMON SHARE (1)	0.93	0.02	0.24	—	1.19
	CURRENCY IMPACT TO CORE EARNINGS				(0.04)
	CURRENCY-NEUTRAL CORE EPS				1.15
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,669.6
COMMON SHARES OUTSTANDING - DECEMBER 31, 2017	2,521.0

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	(80)	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(80)	BPS
CORE OPERATING PROFIT MARGIN	(10)	BPS
CORE EFFECTIVE TAX RATE	(240)	BPS
CORE EPS	10%
CURRENCY-NEUTRAL CORE EPS	6%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended December 31, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	EARLY DEBT EXTINGUISHMENT	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,298	—	(128)	—	—	8,170
GROSS PROFIT	8,558	—	128	—	—	8,686
GROSS MARGIN	50.8%	—%	0.8%	—%	(0.1)%	51.5%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,683	—	36	—	1	4,720
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.8%	—%	0.2%	—%	—%	28.0%
OPERATING INCOME	3,875	—	92	—	(1)	3,966
OPERATING PROFIT MARGIN	23.0%	—%	0.5%	—%	—%	23.5%
INCOME TAX ON CONTINUING OPERATIONS	695	—	21	198	(1)	913
NET EARNINGS ATTRIBUTABLE TO P&G	7,875	(5,335)	71	345	—	2,956
EFFECTIVE TAX RATE	21.3%	—%	—%	2.2%	—%	23.5%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE (1)	2.88	(1.95)	0.03	0.13	(0.01)	1.08
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,737.6

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Six Months Ended December 31, 2017
	AS REPORTED (GAAP)	INCREMENTAL RESTRUCTURING	TRANSITIONAL IMPACTS OF U.S. TAX REFORM	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	16,896	(186)	—	1	16,711
GROSS PROFIT	17,152	186	—	(1)	17,337
GROSS MARGIN	50.4%	0.5%	—%	—%	50.9%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	9,414	19	—	(1)	9,432
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.6%	0.1%	—%	—%	27.7%
OPERATING INCOME	7,738	167	—	—	7,905
OPERATING PROFIT MARGIN	22.7%	0.5%	—%	—%	23.2%
INCOME TAX ON CONTINUING OPERATIONS	2,353	41	(628)	—	1,766
NET EARNINGS ATTRIBUTABLE TO P&G	5,348	126	628	—	6,102
EFFECTIVE TAX RATE	30.2%	(0.1)%	(7.9)%	—%	22.2%
					Core EPS
DILUTED NET EARNINGS PER COMMON SHARE (1)	2.00	0.05	0.23	—	2.28
	CURRENCY IMPACT TO CORE EARNINGS				(0.04)
	CURRENCY-NEUTRAL CORE EPS				2.24
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,680.1

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	(70)	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(40)	BPS
CORE OPERATING PROFIT MARGIN	(20)	BPS
CORE EFFECTIVE TAX RATE	(100)	BPS
CORE EPS	8%
CURRENCY-NEUTRAL CORE EPS	6%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Six Months Ended December 31, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	EARLY DEBT EXTINGUISHMENT	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	16,400	—	(239)	—	—	16,161
GROSS PROFIT	16,974	—	239	—	—	17,213
GROSS MARGIN	50.9%	—%	0.7%	—%	—%	51.6%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	9,328	—	59	—	—	9,387
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.9%	—%	0.2%	—%	—%	28.1%
OPERATING INCOME	7,646	—	180	—	—	7,826
OPERATING PROFIT MARGIN	22.9%	—%	0.5%	—%	—%	23.4%
INCOME TAX ON CONTINUING OPERATIONS	1,558	—	36	198	—	1,792
NET EARNINGS ATTRIBUTABLE TO P&G	10,589	(5,217)	144	345	—	5,861
EFFECTIVE TAX RATE	22.3%	—%	(0.1)%	1.0%	0.1%	23.2%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE (1)	3.81	(1.88)	0.05	0.12	0.01	2.11
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,780.2

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

Organic sales growth:

October - December 2017	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact (1)	Organic Sales Growth
Beauty	10%	(1)%	—%	9%
Grooming	(1)%	(2)%	—%	(3)%
Health Care	7%	(3)%	—%	4%
Fabric & Home Care	3%	(1)%	1%	3%
Baby, Feminine & Family Care	(1)%	(1)%	1%	(1)%
Total P&G	3%	(1)%	—%	2%

(1)
Acquisition/Divestiture Impact includes both the volume and mix impact of acquisitions and divestitures and also includes the impact of India Goods and Services Tax changes and rounding impacts necessary to reconcile net sales to organic sales.

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact	Organic Sales Growth
FY 2018 (Estimate)	About 3%	(0.5)% to 0%	+2% to +3%
Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items (1)	Core EPS Growth
FY 2018 (Estimate)	(30)% to (32)%	+37% to +38%	+5% to +8%

(1)	Includes impact of U.S. Tax Act in 2018, discontinued operations and loss on early extinguishment of debt in 2017 and year-over-year change in incremental non-core restructuring charges.
Free cash flow (dollar amounts in millions):

Three Months Ended December 31, 2017
Operating Cash Flow	Capital Spending	Free Cash Flow
$3,684	$(768)	$2,916
Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended December 31, 2017
Free Cash Flow	Net Earnings	Net U.S. Tax Reform Charge	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity
$2,916	$2,561	$628	$3,189	91%